Exhibit 99.1

Molecular Templates Announces $9.5 Million Private Placement Offering and Agreement to Amend Second Tranche of July 2023 Purchase Agreement

AUSTIN, Texas, March 28, 2024 (GLOBE NEWSWIRE) — Molecular Templates, Inc. (Nasdaq: MTEM, “Molecular Templates,” or “MTEM”), a clinical-stage biopharmaceutical company focused on the discovery and development of proprietary targeted biologic therapeutics, known as engineered toxin bodies, to create novel therapies with potent and differentiated mechanisms of action for cancer, announced today it has entered into a definitive amended and restated securities purchase agreement with certain healthcare investors that will provide $9.5 million in gross proceeds to MTEM through the closing of the second tranche of its previously announced July 2023 private placement and purchase agreement on amended terms. The financing is being led by existing investor BVF Partners L.P. and includes existing investors BB Biotech AG and Santé, and other leading institutional investors.

At the closing of the second tranche, MTEM expects to issue an aggregate of 1,209,612 shares of its common stock (and, in lieu thereof, prefunded warrants to purchase 2,460,559 shares of common stock) and accompanying warrants to purchase up to an aggregate of 7,340,342 shares of its common stock (or prefunded warrants in lieu thereof) at a combined purchase price of $2.60 per share and accompanying warrants, in accordance with the “Minimum Price” requirement as defined in the Nasdaq rules. The closing of the second tranche is subject to the satisfaction of customary closing conditions.

Stifel is acting as the sole placement agent in connection with the financing.

MTEM intends to use the net proceeds from the proceeds of the second tranche to fund its ongoing clinical studies, working capital and for general corporate purposes.

The securities sold in the second tranche, including the shares of common stock underlying the warrants, are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. MTEM has agreed to file a resale registration statement with the Securities and Exchange Commission registering the resale of the securities issued in the second tranche.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Molecular Templates

Molecular Templates is a clinical-stage biopharmaceutical company focused on the discovery and development of targeted biologic therapeutics. Our proprietary drug platform technology, known as engineered toxin bodies, leverages the resident biology of a genetically engineered form of Shiga-like Toxin A subunit to create novel therapies with potent and differentiated mechanisms of action for cancer.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Molecular Templates disclaims any intent or obligation to update these forward-looking statements and claims the protection of the Act’s Safe Harbor for forward-looking statements. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Molecular Templates may identify forward-looking statements. Examples of such statements include, but are not limited to, statements regarding the expected timing for the closing of the second tranche of the private placement, the prospect that the common stock warrants may be exercised, the potential proceeds to MTEM from the second tranche closing, and the expected use of proceeds from the private placement.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to the following: the continued availability of financing on commercially reasonable terms, whether Molecular Templates’ cash resources will be sufficient to fund its continuing operations; the results of MTEM’s ongoing clinical studies, the ability to effectively operate MTEM and retain key employees post-MTEM’s previously announced restructuring, the ability of MTEM to maintain the continued listing of its common stock on Nasdaq, and those risks identified under the heading “Risk Factors” in Molecular Templates’ filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Molecular Templates specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.